                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                      Fisher Scientific International Inc.
                (Name of Registrant as Specified In Its Charter)

                                      [ ]
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                                  LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1998

                         ------------------------------

To the Stockholders of Fisher Scientific International Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Fisher Scientific International Inc. (the "Company") will be held at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware, on Tuesday, May 12, 1998, at 9:00 a.m., local time, for the following purposes:

     1. To elect three directors of the Company, each for a term of three years;

     2. To amend the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, $0.01 par value per share, from 50,000,000 to 100,000,000;

     3. To approve the Company's 1998 Equity and Incentive Plan;

     4. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of the Company's Common Stock at the close of business on April 13, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            By Order of the Board of Directors,

                                            TODD M. DUCHENE

                                            Todd M. DuChene
                                            Vice President --
                                            General Counsel and Secretary

Hampton, New Hampshire
April 17, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                     FISHER SCIENTIFIC INTERNATIONAL INC.

                             -------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 12, 1998

                             -------------------
                               PROXY STATEMENT
                             -------------------


                                                                  April 17, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fisher Scientific International Inc., a Delaware corporation ("Fisher" or the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware, on Tuesday, May 12, 1998 at 9:00 a.m., local time, and at any adjournment thereof. This proxy statement and the related proxy card, together with the Company's Annual Report to Stockholders for the year ended December 31, 1997, were first mailed by the Company on or about April 17, 1998 to stockholders of record as of April 13, 1998.

     All proxies in the enclosed form that are properly executed and returned to the Company will be voted at the Annual Meeting or any adjournment thereof in accordance with the specifications thereon, or, if no specification is made, will be voted FOR approval of the proposals and FOR election of each of the nominees for director set forth in the Notice of Annual Meeting of Stockholders. A previously returned proxy may be revoked by any stockholder who attends the meeting and gives oral notice of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company.

     A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting which management did not know was to be presented at the meeting a reasonable time before the mailing of the proxy statement. At the date hereof, management has no knowledge of any business that will be presented for consideration at the meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

     The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of Fisher, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will provide reimbursement for the cost of forwarding the material in accordance with customary charges.

                              THE RECAPITALIZATION

     On August 7, 1997, Fisher and FSI Merger Corp. ("FSI"), a Delaware corporation that as of August 4, 1997 was wholly-owned by Thomas H. Lee Equity Fund III, L.P. ("Equity Fund III"), entered into an Agreement and Plan of Merger (as amended and restated on September 11 and November 14, 1997, and as further amended on January 16, 1998, the "Merger Agreement"). The Merger Agreement provided, among other things, for the merger of FSI with and into Fisher (the "Merger") as part of the recapitalization of Fisher.


     The Merger Agreement was approved by stockholders of Fisher on January
16, 1998 and the transactions contemplated by the Merger Agreement were consummated on January 21, 1998. At the effective time (the "Effective Time") of the Merger, shares of voting common stock of FSI were converted into 27,359,285 shares of Fisher common stock, $0.01 par value per share ("Common Stock") (adjusted to give effect to a 5-for-1 stock split payable April 1, 1998 to stockholders of record on March 19, 1998), and the outstanding shares of non-voting common stock of FSI were converted into 4,035,290 shares of Fisher non-voting common stock (adjusted to give effect to a 5-for-1 stock split payable April 1, 1998 to stockholders of record on March 19, 1998).



     At the Effective Time, the Company; Equity Fund III; THL-CCI Limited Partnership ("THL-CCI"); THL Foreign Fund III, L.P. ("Foreign Fund III"); THL FSI Equity Investors, L.P. ("THL-FSI"); David V. Harkins, Anthony J. DiNovi, Scott M. Sperling and Kent R. Weldon (collectively, the "THL Directors"); certain persons affiliated with Thomas H. Lee Company or the THL Directors (collectively, the "Additional THL Persons" and together with Equity Fund III, THL-CCI, Foreign Fund III, THL FSI and the THL Directors, the "THL Entities"); DLJ Merchant Banking Partners II, L.P. ("DLJ Partners II"); DLJ Merchant Banking Partners II-A, L.P. ("DLJ Partners II-A"), DLJ Offshore Partners II, C.V. ("DLJ Offshore II"); DLJ Diversified Partners, L.P. ("DLJ Diversified"); DLJ Diversified Partners-A, L.P. ("DLJ Diversified-A"); DLJ Millennium Partners, L.P. ("DLJ Millennium"); DLJ Millennium Partners-A, L.P. ("DLJ Millennium-A"); DLJMB Funding II, Inc. ("DLJ Funding II"); UK Investment Plan 1997 Partners ("UK Partners"); DLJ EAB Partners, L.P. ("DLJ EAB"); DLJ ESC II, L.P. ("DLJ ESC II"), and DLJ First ESC, L.P. ("DLJ ESC" and, together with DLJ Partners II, DLJ Partners II-A, DLJ Offshore II, DLJ Diversified, DLJ Diversified-A, DLJ Millennium, DLJ Millennium-A, DLJ Funding II, UK Partners, DLJ EAB and DLJ ESC II, the "DLJ Entities"); Chase Equity Associates, L.P. ("CEA"); Merrill Lynch KECALP L.P. 1997 ("ML KECALP"); KECALP Inc. ("KECALP"); ML IBK Positions, Inc. ("ML IBK" and together with ML KECALP and KECALP, the "ML Entities"); and Paul
M. Montrone, Paul M. Meister, Denis N. Maiorani, John R. Sasso, Todd M. DuChene and certain other members of Fisher management (collectively, the "Management Investors") entered into an Investors' Agreement (the "Investors' Agreement") dated January 21, 1998, which provides that following the Effective Time the Board of Directors of Fisher will comprise at least ten and no more than eleven members, seven of which will be nominated by Equity Fund III, one of which will be nominated by DLJ Partners II, one of which will be Mr. Montrone and one of which will be Mr. Meister (Montrone and Meister collectively, the "Management Directors"). Further, at least two of the members shall not be "Affiliates" or "Associates" of any party to the Investors' Agreement within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each of the parties to the Investors' Agreement entitled to vote for the election of directors has agreed to vote its shares of Common Stock in favor of the persons so nominated or designated, provided that none of the parties will be required to vote for another party's nominee or a Management Director, as it were, if the number of Shares beneficially held by the person or group making the nomination or by such Management Director is less than 10% of such person's or group's or such Management Director's ownership in the Company immediately following the Effective Time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Holders of record of Common Stock, at the close of business on April 13, 1998 are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on each of the matters properly presented at the Annual Meeting. A stockholders' list will be available for examination by Fisher stockholders at the Annual Meeting.

     On April 13, 1998 there were 35,988,645 shares of Common Stock issued and outstanding (adjusted to take into account a 5-for-1 stock split effective April 1, 1998 to stockholders of record on March 19, 1998). The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

     The following table sets forth as of April 13, 1998 certain information concerning each person believed to be a beneficial owner of more than 5% of Common Stock and beneficial ownership of Common Stock by each nominee, director, named executive officer and all directors and executive officers as a group. CEA is the beneficial owner of all 4,035,290 issued and outstanding shares of Class B Common Stock.


                                                SHARES OF              PERCENT OF
          NAME OF BENEFICIAL OWNER             COMMON STOCK             CLASS(1)
          ------------------------             ------------            ----------
Thomas H. Lee Equity Fund III, L.P...........   21,749,345(2)(3)(4)       57.8%
DLJ Merchant Banking Partners II, L.P. et
  al.........................................    6,551,005(3)(5)(6)       18.0%
Chase Equity Associates, L.P.................    4,367,335(7)              1.2%
Paul M. Montrone.............................    1,843,885(3)(8)           5.1%
Paul M. Meister..............................    1,183,040(3)(9)           3.3%
David V. Harkins.............................      108,210(2)(3)(10)         *
Denis N. Maiorani............................       60,790(3)(11)            *
Anthony J. DiNovi............................       54,105(2)(3)(12)         *
Scott M. Sperling............................       54,105(2)(3)(13)         *
John R. Sasso................................       42,615(3)(11)            *
Todd M. DuChene..............................       36,000(3)(11)            *
Kent R. Weldon...............................        8,115(2)(3)(14)         *
Mitchell J. Blutt............................            0(7)                *
Michael D. Dingman...........................            0                   *
Robert A. Day................................            0                   *
All directors and executive officers as a
  group (14 individuals).....................    3,453,350(3)(15)          9.6%


---------------

  *  Less than 1%

 (1) Calculated after giving effect to the exercise of warrants to purchase Common Stock described below.

 (2) The address of Thomas H. Lee Equity Fund III, L.P. is c/o Thomas H. Lee Company, 75 State Street, Boston, Massachusetts. The information is based on a Schedule 13D dated January 21, 1998 filed with the Securities and Exchange Commission ("SEC") by the THL Entities, Thomas H. Lee Equity Advisors III Limited Partnership ("Advisors III"), THL Equity Trust III ("Trust III") and THL Investment Management Corp. ("THL Investment"). Each of the THL Entities, Advisors III, Trust III and THL Investment expressly disclaims beneficial ownership of shares of Common Stock held by others.

 (3) By virtue of the Investors' Agreement, the THL Entities, the ML Entities, the DLJ Entities and the Management Investors may constitute a "group" under the Securities Exchange Act of 1934, as amended. Each of the parties to the Investors' Agreement expressly disclaims beneficial ownership of shares of Common Stock held by others.

 (4) Includes 12,047,625 outstanding shares and 991,340 shares issuable upon the exercise of warrants to purchase shares owned by Equity Fund III; 6,052,935 outstanding shares and 498,070 shares issuable upon the exercise of warrants to purchase shares owned by THL FSI; 745,470 outstanding shares and 61,340 shares issuable upon the exercise of warrants owned by Foreign Fund III; 741,960 outstanding shares and 61,045 shares issuable upon the exercise of warrants to purchase shares owned by THL-CCI; 99,980 outstanding shares and 8,230 shares issuable upon exercise of warrants to purchase shares owned by Mr. Harkins or a trust as to which Mr. Harkins' wife is a trustee (see footnote 10); 49,990 outstanding shares and 4,115 shares issuable upon exercise of warrants to purchase shares owned by Mr. Sperling or a limited partnership of which Mr. Sperling is a general partner (see footnote 13); 49,990 outstanding shares and 4,115 shares issuable upon exercise of warrants to purchase shares owned by Mr. DiNovi; 7,500 outstanding shares and 615 shares issuable upon exercise of warrants to purchase shares owned by Mr. Weldon; and 300,310 outstanding shares and 24,715 shares issuable upon exercise of warrants to purchase shares attributable to the Additional THL Persons.


 (5) The address of DLJ Merchant Banking Partners II, L.P. is 277 Park Avenue, New York, New York 10172. The information is based on a Schedule 13D dated January 21, 1998 filed with the SEC by the DLJ Entities and DLJ Merchant Banking II, LLC, DLJ Merchant Banking II, Inc., DLJ Diversified Associates, L.P., DLJ Diversified Partners, Inc., DLJ LBO Plans Management Corporation, DLJ Capital Investors, Inc., UK Investment Plan 1997, Inc., Donaldson, Lufkin & Jenrette, Inc., The Equitable Companies Incorporated, AXA-UAP, Finaxa, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, Alpha Assurances Vie Mutuelle, and Claude Bebear, Patrice Garnier and Henri de Clermont-Tonnerre, trustees pursuant to a Voting Trust dated as of May 12, 1992, as amended (collectively, the "Additional DLJ Persons"). Each of the DLJ Entities and the Additional DLJ Persons expressly disclaims beneficial ownership of shares held by others.

 (6) Includes 3,812,895 outstanding shares and 313,745 shares issuable upon the exercise of warrants to purchase shares owned by DLJ Partners II; 676,965 outstanding shares and 55,700 shares issuable upon the exercise of warrants to purchase shares owned by DLJ Funding II; 719,015 outstanding shares and 59,165 shares issuable upon the exercise of warrants to purchase shares owned by DLJ ESC II; and 844,060 outstanding shares and 69,460 shares issuable upon the exercise of warrants to purchase shares owned by the remaining DLJ Entities.

 (7) The address of Chase Equity Associates, L.P. is 270 Park Avenue, New York, New York 10172. CEA is the owner of 4,035,290 outstanding shares of non-voting common stock of Fisher and warrants to purchase 332,045 shares of non-voting common stock of Fisher, which stock is convertible on a one-to-one basis into shares of Common Stock, as provided by the Company's Amended and Restated Certificate of Incorporation, as amended. Mitchell J. Blutt, M.D. serves as a director of the Company and is a general partner of Chase Capital Partners, the sole general partner of CEA. Dr. Blutt expressly disclaims beneficial ownership of shares held by CEA.

 (8) Includes 275,000 outstanding shares owned directly by Mr. Montrone, 362,500 shares which are held in the Fisher Scientific International Inc. Executive Retirement and Savings Program Trust (the "Savings Trust") and 1,206,385 shares which are held in a rabbi trust established under agreement dated January 21, 1998 (the "Rabbi Trust").

 (9) Includes 175,000 outstanding shares owned directly by Mr. Meister, 271,500 shares which are held in the Savings Trust and 736,540 shares which are held in the Rabbi Trust.


(10) Includes 89,980 outstanding shares and warrants to purchase 7,405 shares owned by Mr. Harkins directly, and 10,000 shares and warrants to purchase 825 shares owned by the 1995 Harkins Gift Trust as to which shares and warrants Mr. Harkins expressly disclaims any beneficial interest.

(11) All of the referenced shares are held in the Rabbi Trust.

(12) Includes 49,990 outstanding shares and warrants to purchase 4,115 shares owned by Mr. DiNovi directly.

(13) Includes 29,995 outstanding shares and warrants to purchase 2,470 shares owned by Mr. Sperling directly, and 19,995 shares and warrants to purchase 1,645 shares owned by the Sperling Family Limited Partnership as to which shares and warrants Mr. Sperling expressly disclaims beneficial interest.

(14) Includes 7,500 outstanding shares and warrants to purchase 615 shares owned by Mr. Weldon directly.

(15) Includes 635,250 outstanding shares held directly, 663,995 shares held indirectly, warrants to purchase 17,075 shares and 2,137,030 shares deferred into the Rabbi Trust.

                        NOMINATION AND ELECTION OF DIRECTORS


     The Board of Directors of Fisher (the "Board") consists of Paul M. Montrone (Chairman), Paul M. Meister (Vice Chairman), Mitchell J. Blutt, M.D., Robert A. Day, Michael D. Dingman, Anthony J. DiNovi, David V. Harkins, Scott M. Sperling and Kent R. Weldon each of whom became a member of the Board at the Effective Time or were appointed immediately after the Effective Time. Prior to the Effective Time, the Board of Directors of Fisher (the "Prior Board") consisted of Michael D. Dingman (Chairman), Philip E. Beekman, Robert A. Day, Gerald J. Lewis, Edward A. Montgomery, Jr., Paul M. Montrone and Thomas P. Stafford.



     The Restated Certificate of Incorporation and By-laws of Fisher provide that the Board shall be divided into three classes. Upon recommendation of the Nominating Committee and in accordance with the Investors' Agreement, the Board has nominated for election as directors at the Annual Meeting Messrs. Day, Dingman and Weldon, each of whom is currently a director whose term expires at the Annual Meeting. If elected, the nominees will serve for a three-year term expiring in 2001. Management does not contemplate that the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of such other person as may be recommended by the Board in place of such nominee.


     The affirmative vote of a plurality of the votes cast is required to elect the directors. Abstentions from voting on this proposal (including broker non-votes) will have no effect on the outcome of the vote. As a result of the Investors' Agreement the holders of a majority of the outstanding shares of Common Stock are obligated to vote for the nominees for election as directors. It is expected, therefor, that the nominees for director will be elected regardless of the vote by stockholders not a party to the Investors' Agreement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

     Information about the nominees for election as directors and incumbent directors, including biographical and employment information, is set forth below.

NOMINEES FOR ELECTION AS DIRECTORS

     Robert A. Day, 54, for the term expiring in 2001. Mr. Day has been Chairman of the Board and Chief Executive Officer of Trust Company of the West (investments) since prior to 1993 and Chairman and President of W.M. Keck Foundation since 1996. Mr. Day is also a director of Freeport-McMoran Inc. Mr. Day was a member of the Prior Board and was appointed to fill a vacancy on the Board of Fisher immediately following the Effective Time.

     Michael D. Dingman, 66, for the term expiring in 2001. Mr. Dingman was Chairman of the Board of Fisher from prior to 1992 until the Effective Time. He has been President of Shipston Group Ltd. (international investments) since 1994. Mr. Dingman was Chairman of the Board and Chief Executive Officer of Abex Inc. ("Abex") (aerospace products and services) from prior to 1993 until June 1995. From prior to 1993 until August 1994, he was Chairman of the Board and Chief Executive Officer of General Chemical. Mr. Dingman is also a director of Ford Motor Company and Teekay Shipping Ltd. Mr. Dingman was a member of the Prior Board and appointed to fill a vacancy in the Board of Fisher immediately following the Effective Time.

     Kent R. Weldon, 30, for the term expiring in 2001. Mr. Weldon worked at Thomas H. Lee Company, a private equity investment firm, from 1991 to 1993 and rejoined in 1995. From 1989 to 1991, Mr. Weldon worked in the Mergers & Acquisitions Department of Morgan Stanley & Co., Incorporated. From 1993 to 1995, Mr. Weldon attended the Harvard Graduate School of Business Administration. Mr. Weldon is a Vice President of THL Equity Trust III, the General Partner of THL Equity Advisors III Limited Partnership, which is the General Partner of Thomas H. Lee Equity Fund III, L.P. Mr. Weldon also serves as a director of Syratech Corporation.

INCUMBENT DIRECTORS

     Mitchell J. Blutt, M.D., 41, term expires in 1999. Dr. Blutt has been an Executive Partner of Chase Capital Partners since prior to 1993, has been an Adjunct Assistant Professor of Medicine at the New York Hospital/Cornell Medical Center since prior to 1993. and is a Board Certified Internist. Dr. Blutt also serves as a director of Hanger Orthopedic Group and Landec Corp.

     David V. Harkins, 57, term expires in 1999. Mr. Harkins has been employed by Thomas H. Lee Company since 1986 and currently serves as a Senior Managing Director. Mr. Harkins is also the President and Trustee of THL Equity Trust III, the General Partner of THL Equity Advisors III Limited Partnership, which is the General Partner of Thomas H. Lee Equity Fund III, L.P. and Chairman of National Dentex Corporation since 1983. Mr. Harkins is a director of Stanley Furniture Company, Inc., First Alert, Inc., Syratech Corporation, Freedom Securities Corp. and several private corporations.


     Paul M. Meister, 45, term expires in 1999. Mr. Meister has been Vice Chairman of the Board and Executive Vice President and Chief Financial Officer of Fisher since March 1998, and was Senior Vice President and Chief Financial Officer of Fisher from prior to 1993 to March 1998. Prior to that time, he was Senior Vice President of Abex from prior to 1993 to 1995. Mr. Meister is a member of the Board of Directors of M & F Worldwide Corp., The General Chemical Group Inc. ("General Chemical") (manufacturing), Minerals Technologies Inc. and Wheelabrator Technologies Inc. (refuse-to-energy). Mr. Meister was appointed to fill a vacancy on the Board immediately following the Effective Time.


     Anthony J. DiNovi, 35, term expires in 2000. Mr. DiNovi has been employed by Thomas H. Lee Company since 1988 and currently serves as a Managing Director. Mr. DiNovi is also Vice President and Trustee of THL Equity Trust III, the general partner of the THL Equity Advisors III Limited Partnership, which is the general partner of the Thomas H. Lee Equity Fund III, L.P. and Vice President of Thomas H. Lee Advisors I and T.H. Lee Mezzanine II, affiliates of ML-Lee Acquisition Fund, L.P., and ML-Lee Acquisition Fund II (Retirement Accounts) L.P., respectively. Mr. DiNovi also serves as a director of Safelite Glass Corp., First Alert, Inc., The Learning Company, Inc. and several private corporations.

     Paul M. Montrone, 56, term expires in 2000. Mr. Montrone has been Chairman of the Board of Fisher since March 1998, and President and Chief Executive Officer of Fisher since prior to 1993. Mr. Montrone was Vice Chairman of Abex from prior to 1993 to June 1995. Since August 1994, he has been Chairman of the Board of General Chemical and was President from prior to 1993 to August 1994. Mr. Montrone is also a director of Waste Management, Inc. ("WMX"). Mr. Montrone was a member of the Prior Board and was appointed to fill a vacancy on the Board of Fisher immediately following the Effective Time.

     Scott M. Sperling, 40, term expires in 2000. Mr. Sperling has served as a Managing Director of Thomas H. Lee Company since July 1994. He is also Vice President and Trustee of THL Equity Trust III, the general partner of Equity Advisors III Limited Partnership, which is the general partner of Thomas H. Lee Equity Fund III L.P. For the ten years prior to 1994, Mr. Sperling was Managing Partner of The Aeneus Group, Inc., the private capital affiliate of the Harvard Management Company. Mr. Sperling is also a director of Beacon Properties, Inc., The Learning Company, Livent, Inc., General Chemical, PriCellular, Inc., Safelite Glass Corp. and several private corporations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Section 16 reporting persons"), to file with the SEC and The New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Section 16 reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, during the fiscal year ended December 31, 1997, the
Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Prior Board met nine times during 1997. Each of the members of the Prior Board attended at least 75% of the meetings of the Prior Board and of the Prior Board committees on which he served. The Prior Board had three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. During 1997, the Audit Committee of the Prior Board met twice, the Compensation Committee of the Prior Board met two times and the Nominating Committee of the Prior Board met once.

     The current Board has four standing Committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee.

     The Audit Committee of the Board consists of Messrs. Blutt, Day, Dingman, Harkins and Weldon, with Mr. Day serving as Chairman. It is responsible for recommending the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; reviewing the scope and the results of the audit with the independent accountants; reviewing with management and the independent accountants the Company's year-end operating results; considering the adequacy of the internal accounting and control procedures of Fisher; reviewing the non-audit services to be performed by the independent accountants, if any, and considering the effect of such performance on the accountants' independence.

     The Compensation Committee of the Board consists of Messrs. Day, Dingman and Sperling, with Mr. Dingman serving as Chairman. It is responsible for the review and recommendation of compensation arrangements for directors and officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans of Fisher and its subsidiaries.

     The Executive Committee of the Board consists of Messrs. Montrone, DiNovi, Meister and Sperling, with Mr. Montrone serving as Chairman. The Executive Committee, which was established by the Board of Directors in March 1998 has been delegated the powers of the full Board to the extent permitted under Delaware Law.

     The Nominating Committee of the Board consists of all members of the Board, with Mr. Meister serving as Chairman. It is responsible for the nomination of persons for election to the Board in accordance with the Investors' Agreement. The By-laws of the Company prescribe an advance notice procedure with regard to the nomination, other than by or at the direction of the Board or a committee thereof, of candidates for election as directors (the "Nomination Procedure"). The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination to the Secretary of Fisher. The requirements as to the form and timing of that notice are specified in the Bylaws. If the inspectors of election determine that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Stockholder recommendations may be sent to the Nominating Committee, c/o Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     The non-employee directors of Fisher other than Messrs. DiNovi, Harkins, Sperling and Weldon (the "THL Directors") and Dr. Blutt are entitled to receive cash compensation and compensation pursuant to the plans described below.

     Cash Compensation. Non-employee directors (other than the THL Directors and Dr. Blutt) receive compensation of $40,000 per year, with no additional fees for attendance at Board or committee meetings. All directors are reimbursed for expenses incurred in attending Board and committee meetings. Pursuant to the Deferred Compensation Plan for Non-Employee Directors of Fisher Scientific International Inc., a non-employee director (other than the THL Directors and Dr. Blutt) may elect, generally prior to the commencement of any calendar year, to have all or any portion of the director's compensation for such calendar year credited to a deferred compensation account. Amounts credited to the director's account will accrue interest based upon the average quoted rate for ten-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the Board or of a later calendar year specified by the director.


     Retirement Plan for Non-Employee Directors. Pursuant to the Retirement Plan for Non-Employee Directors of Fisher Scientific International Inc., a non-employee director (other than the THL Directors and Dr. Blutt), who retires from the Board with at least five years of service as a non-employee director is eligible for an annual retirement benefit for the remainder of the director's lifetime. The annual retirement benefit is equal to 50% of the director's fee in effect at the date of the director's retirement for a director who retires with five years of eligible and is increased by 10% of the director's fee in effect at the date of the director's retirement for each additional year of service, up to 100% of such fee for 10 or more years of service as a director, or for directors who retire at age 70 regardless of the length of service.


     Restricted Unit Plan for Non-Employee Directors. Pursuant to the Restricted Unit Plan for Non-Employee Directors of Fisher Scientific International Inc., each non-employee director of the Prior Board, upon becoming a director of Fisher, received a one-time grant of 5,000 units ("Units") evidencing a right to receive 5,000 shares of Common Stock, subject to certain restrictions. Fisher maintained a memorandum account for each director who received a grant and credits to such account the amount of any cash or stock dividends and shares of stock of any subsidiary ("Dividend Equivalents") distributed on a share of Common Stock (or other securities in the memorandum account) from the date of grant until the payment date (described below). No shares of Common Stock were issued at the time the Units were granted, and Fisher was not required to set aside a fund for any such grant or for amounts credited to the memorandum account. Neither the Units nor the memorandum account may be sold, assigned, pledged or otherwise disposed of.

Twenty-five percent of the Units and the related Dividend Equivalents vest for each year of service as a non-employee director of Fisher. Vested Units and the related Dividend Equivalents are not payable until the director ceases to be a member of the Board. At that time the director was entitled to receive one share of Common Stock for each vested Unit, provided that a director may elect, prior to the date on which Units vest, to have payment deferred to a later date.

COMPENSATION OF EXECUTIVE OFFICERS

                         I.  SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid to the President and Chief Executive Officer and each of Fisher's four other most highly compensated executive officers (the "Named Executives") for services in all capacities to Fisher and its subsidiaries during or with respect to 1995, 1996 and 1997.


                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                       ANNUAL          ------------
                                                                  COMPENSATION(1)       SECURITIES
                                                                 ------------------     UNDERLYING      ALL OTHER
                                                                 SALARY      BONUS       OPTIONS       COMPENSATION
NAME AND PRINCIPAL POSITION                                        ($)        ($)          (#)            ($)(2)
---------------------------                                      ------      -----      ----------     ------------
Paul M. Montrone.......................................  1997    540,000          0            0          53,880
  President and Chief                                    1996    540,000    475,000            0          82,258
  Executive Officer                                      1995    502,500    450,000      399,000          82,567
Paul M. Meister........................................  1997    360,000          0            0          26,430
  Executive Vice President, Chief                        1996    360,000    315,000            0          32,964
  Financial Officer and Treasurer                        1995    315,000    290,000      299,000          32,083
Denis N. Maiorani......................................  1997    300,000          0       22,500           8,018
  President, Fisher Worldwide                            1996    275,000    185,000       22,580           5,453
John R. Sasso(3).......................................  1997    250,000          0
  Senior Vice President-Chief                            1996    145,000    140,000      150,000          11,841
  Administrative Officer                                                                                     710
Todd M. DuChene(4).....................................  1997    260,000          0        7,500           2,878
  Vice President-General Counsel                         1996     31,233    100,000(5)    40,000              63
  and Secretary


---------------

(1) Includes amounts deferred by each Named Executive under Fisher's Savings and Profit Sharing Plan and Executive Retirement and Savings Program.

(2) Amounts listed in this column reflect Fisher's contributions matching the Named Executive's contributions to Fisher's Savings and Profit Sharing Plan and Executive Retirement and Savings Program and the value of supplemental life insurance programs for 1997. Amounts attributable to such supplemental life insurance programs are as follows: Mr. Montrone $24,480, Mr. Meister $8,881.

(3) Mr. Sasso joined the Company in June 1996. Mr. Sasso resigned from the Company in January 1998.

(4) Mr. DuChene joined the Company in November, 1996.

(5) Includes amounts payable to Mr. DuChene at the time he joined the Company.

                     II.  OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the stock options granted during 1997 to the Named Executives.

                             NUMBER OF      PERCENT OF
                             SECURITIES    TOTAL OPTIONS
                             UNDERLYING     GRANTED TO      EXERCISE
                              OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION        GRANT DATE
NAME                          GRANTED       FISCAL YEAR      ($/SH)        DATE       PRESENT VALUE($)(1)
----                         ----------    -------------    --------    ----------    -------------------
Denis N. Maiorani..........  10,000(2)         2.08%          36.75      5/2/2007           205,486
Denis N. Maiorani..........  12,500(2)         2.59%        43.3125     7/22/2007           311,138
Todd M. DuChene............   7,500(2)         1.56%          35.75      5/2/2007           154,115

---------------

(1) The estimated grant date present value reflected in this column is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected above include (i) an exercise price as indicated in the table above, equal to the fair market value of the underlying stock on the date of grant; (ii) options are exercised at the end of a ten year period; (iii) interest rates representing the interest rate on U.S. Treasury securities with maturity dates of ten years as of the date of grant; (iv) volatility of approximately 30.0% calculated using daily stock prices for the six month period prior to the date of grant; and (v) dividends at the rate of $0.08 per share representing the annualized dividends paid with respect to a share of Common Stock at the date of grant. The ultimate value of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock on the date the option is exercised over the exercise price.

(2) Options granted pursuant to the Equity Ownership Plan ("EOP"). Under the EOP, options were granted pursuant to participant's commitment to purchase and hold shares of Common Stock. Mr. Maiorani purchased 4,500 shares of Fisher Common Stock and Mr. DuChene purchased 1,500 shares of Common Stock, and they were granted the options listed above in exchange for such purchases. The purchased shares must be held for at least the vesting period relating to the options. Options become exercisable in three annual installments of 30%, 30% and 40%, subject to acceleration. The options generally must be exercised, if at all, not later than 90 days following the termination of the grantee's employment with Fisher and its affiliates. However, in the event the grantee's employment terminates due to death, disability or normal retirement, the options must be exercised, if at all, not later than one year following the termination of grantee's employment with Fisher and its affiliates.

               III.  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for each Named Executive with regard to the aggregate stock options held on December 31, 1997, and the value of in-the-money stock options held as of December 31, 1997.

                                                             NUMBER OF
                                                            SECURITIES              VALUE OF
                                                            UNDERLYING            UNEXERCISED
                                                            UNEXERCISED           IN-THE-MONEY
                                                            OPTIONS AT             OPTIONS AT
                                SHARES                   DECEMBER 31, 1997     DECEMBER 31, 1997
                               ACQUIRED       VALUE        EXERCISABLE/           EXERCISABLE/
                              ON EXERCISE    REALIZED      UNEXERCISABLE        UNEXERCISABLE(2)
NAME                              (#)         ($)(1)            (#)                   ($)
----                          -----------    --------    -----------------     -----------------
Paul M. Montrone............       0            0         418,566/191,267      8,953,925/2,680,898
Paul M. Meister.............       0            0         266,433/144,933      4,819,495/2,025,786
Denis N. Maiorani...........       0            0          36,774/ 58,306         518,407/ 616,255
John R. Sasso...............       0            0          45,000/105,000        510,471/1,191,099
Todd M. DuChene.............       0            0          12,000/ 35,500         101,626/ 320,330


---------------

(1) Excess of the value of the underlying securities at the time of exercise over the exercise price.

(2) Excess of the value of the underlying securities at December 31, 1997 of $47.8438 over the exercise price.

     Pursuant to the Merger Agreement, at the Effective Time, the holders of each outstanding option immediately prior to the Effective Time became entitled to receive, with respect to each option, either the cash price of $48.25 per share less the exercise price applicable to each Option or shares of Fisher Common Stock in the recapitalized company equal to the "spread value" of such options divided by $48.25. Messrs. Montrone, Meister, Maiorani, Sasso and DuChene elected to receive 241,277, 147,308, 12,158, 8,523 and 7,200 shares of Fisher Common Stock, respectively.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVES

     Fisher has entered into an Amended and Restated Employment Agreement dated January 21, 1998 with Mr. Montrone (the "Montrone Employment Agreement") and an Amended and Restated Employment Agreement dated January 21, 1998 with Mr. Meister (the "Meister Employment Agreement"). The Montrone Employment Agreement and the Meister Employment Agreement each provides for a five-year evergreen term and provides for an annual base salary of $540,000 and $360,000 for Messrs. Montrone and Meister, respectively, and bonus compensation for Messrs. Montrone and Meister, of at least $475,000 and $315,000, respectively. The Company has entered into severance arrangements with each of Messrs. Maiorani and DuChene. Such arrangements provide that in the event that the executive's employment is terminated in certain circumstances, the executive is entitled to receive payment equal to the sum of two times salary.

RETIREMENT PROGRAM

     Fisher maintains two retirement benefit programs: a tax qualified defined benefit plan available generally to all employees (the "Pension Plan") and the Executive Retirement and Savings Program, a non-qualified supplemental benefit plan pursuant to which retirement benefits are provided to certain executive officers and other eligible key management employees who are designated by the Compensation Committee, which determines the service recognized under the program in calculating a participant's vested interest and retirement income (the "Supplemental Plan" and, together with the Pension Plan the "Retirement Program").

     The following table shows the total estimated annual benefits payable under the Retirement Program in the form of a straight life annuity to hypothetical participants upon retirement at normal retirement age, with respect to the compensation and years-of-service categories indicated in the table.


                                                        PENSION PLAN TABLE
ANNUALIZED                      ------------------------------------------------------------------
 AVERAGE                         15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
 EARNINGS                       OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE
----------                      ----------    ----------    ----------    ----------    ----------
$  100,000 ...................   $ 22,500      $ 30,000      $ 37,500      $ 45,000      $ 52,500
   200,000 ...................     45,000        60,000        75,000        90,000       105,000
   400,000 ...................     90,000       120,000       150,000       180,000       210,000
   600,000 ...................    135,000       180,000       225,000       270,000       315,000
   800,000 ...................    180,000       240,000       300,000       360,000       420,000
 1,000,000 ...................    225,000       300,000       375,000       450,000       525,000
 1,200,000 ...................    270,000       360,000       450,000       540,000       630,000


     The years of service recognized under the Retirement Program generally include all service with Fisher and its predecessors. The credited years of service as of December 31, 1997 under the Retirement Program for each of the Named Executives, are as follows: Mr. Montrone, 27 years; Mr. Meister, 16 years; Mr. Maiorani, 1 year; Mr. Sasso, 1 year; and Mr. DuChene, 1 year. Compensation recognized under the Retirement Program generally includes a participant's base salary and annual bonus compensation (including any amounts deferred). Retirement benefits are calculated based upon the average of a participant's recognized compensation for the five years out of the ten consecutive years of credited service that produce the highest average and are not subject to offset or reduction for social security benefits. Under this formula, the average recognized compensation under the Retirement Program for each of the Named Executives as of December 31, 1997 was: Mr. Montrone $1,015,000, Mr. Meister $675,000, Mr. Maiorani $485,000, Mr. Sasso $390,000 and Mr. DuChene $260,000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1997 the Compensation Committee of the Prior Board consisted of Messrs. Beckman, Montgomery and Stafford. The Compensation Committee of the Board following the Effective Time consists of Messrs. Day, Dingman and Sperling. Prior to the Effective Time Mr. Dingman served as Chairman of the Prior Board.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's compensation program is currently administered by the Compensation Committee of the Board (the "Committee") which has responsibility for reviewing all aspects of compensation paid by the Company to its executive officers. During fiscal year 1997 the Company's compensation program was administered by the Compensation Committee of the Prior Board. The Committee's primary objectives with respect to executive compensation are expected to remain substantially the same as those of the Compensation Committee of the Prior
Board: to attract and retain the best possible executive talent, motivate these executives to achieve Fisher's business objectives, and strengthen the link between management and shareholder interests. To achieve these objectives, the Committee expects to retain those compensation plans that tie a substantial portion of an executive's overall compensation to Fisher's performance.

     The principal elements of Fisher's executive compensation program consist of base salaries and incentive variable compensation in the form of annual bonus, stock options and other long-term compensation awards. The policies of the Compensation Committee of the Prior Board with respect to the base salary and incentive compensation awarded to the Company's senior executives, including Mr. Montrone, Fisher's President and Chief Executive Officer (which policies are expected to be retained by the Committee), are discussed below.

     Base Salaries. Base salaries for Company executive officers are determined by the Committee and are subject to periodic review and evaluation based on individual and Company performance, level of responsibility, and competitive, inflationary and internal equity considerations. Mr. Montrone's base salary was not increased during 1997. In connection with the Merger, the Company has entered into an Amended and Restated Employment Agreement with Mr. Montrone (the "Montrone Employment Agreement") which provides for an annual base salary at least equal to the base salary in effect at the Effective Time. In connection with the Merger, the Company has agreed to maintain the base salaries of its other officers at least equal to that in effect at the Effective Time.

     Annual Incentive Compensation. Pursuant to a component of the Fisher Scientific International Inc. Incentive Compensation Plan (the "ICP") approved by Fisher stockholders in 1994, annual cash incentive awards are payable to the extent that annual Company and individual business performance objectives specified by the Committee are attained. Company and individual performance objectives may be based on a variety of factors, including stock price appreciation; sales, net income and cash flow; and the level of individual contribution to the success of the Company as well as compensation opportunities under other Fisher incentive plans. Mr. Montrone was not awarded a bonus for 1997. The Montrone Employment Agreement provides for a bonus of not less than $475,000. For 1997, no bonuses were awarded to Mr. Montrone or the Company's other Named Executives.


     Long-Term Incentive Compensation. The Committee expects to endeavor to foster an ownership culture that encourages superior performance by Fisher's executive officers and employees through the use of stock-based compensation plans designed to increase stock ownership throughout the Company. To that end, in connection with the Merger at the Effective Time, executive officers and management were awarded 3,760,703 options to purchase shares of Common Stock, having an exercise price of $9.65 per share, 1,893,000 options to purchase shares of Common Stock having an exercise price of $19.30 per share, and 516,665 options to purchase shares of Common Stock having an exercise price of $28.95 per share, subject to adoption of the 1998 Equity and Incentive Plan (the "1998 Plan") by stockholders. In this regard, the Compensation Committee of the Prior Board and the current Board have adopted and recommend for approval by stockholders the 1998 Equity and Incentive Plan to make available additional shares for equity-based awards to executives and other key employees of the Company. Subsequent awards will be determined by the Committee in its discretion.


     Compliance with Section 162(m). The Committee believes that, unless circumstances warrant an exception, Fisher should only pay compensation to its executive officers in excess of $1 million if such excess amount is performance-based compensation exempt from the limit on deductibility under
Section 162(m) of the Internal Revenue Code of 1986, as amended. To this end, the Committee has set forth for approval by Fisher stockholders at the Annual Meeting the 1998 Plan described below, in order that any grants made to executive officers thereunder would be exempt from the limitations contained in
Section 162(m).

                                            The Compensation Committee
                                              of the Board of Directors

                                            Michael D. Dingman, Chairman
                                            Robert A. Day
                                            Scott M. Sperling

                             PERFORMANCE COMPARISON

     The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 18, 1991 (the date of the initial public offering of Fisher Common Stock) in each of (i) Fisher Common Stock, (ii) the Media General Composite Market Value Index (the "Market Value Index") and (iii) the Media General Scientific Instrument Industry Index (the "Industry Index"):

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                           AMONG FISHER COMMON STOCK,
                 THE MARKET VALUE INDEX AND THE INDUSTRY INDEX

                                         FISHER
        MEASUREMENT PERIOD             SCIENTIFIC           INDUSTRY          MARKET VALUE
      (FISCAL YEAR COVERED)           INTERNATIONAL           INDEX               INDEX
12/18/91                                 100.00              100.00              100.00
12/31/91                                 109.73              108.70              100.00
12/31/92                                 217.51              100.34              104.00
12/31/93                                 251.88              112.12              119.39
12/31/94                                 176.70              114.14              118.39
12/31/95                                 238.88              173.10              153.50
12/31/96                                 337.06              199.91              185.38
12/31/97                                 342.90              218.11              240.73

                     CERTAIN TRANSACTIONS AND OTHER MATTERS

     In connection with the Merger, the Company entered into Management Agreements ("the "Management Agreements") with each of Thomas H. Lee Company ("THL") and Equity Fund III. Pursuant to the Management Agreements, each of THL and Equity Fund III will provide Fisher with financial and strategic corporate planning and other management services as may be mutually agreed. Pursuant to the Management Agreements each of THL and Equity Fund III were paid at the Effective Time the sum of $6,000,000 and $14,000,000, respectively, and will be paid annually during the term of the Management Agreements the sum of $300,000 and $700,000, respectively. The Management Agreements have a seven year term, each renewing annually thereafter until terminated by either party thereto on not less than ninety days notice.

     The Investors' Agreement, in addition to providing for the size of the Board and the nomination and election of directors to serve thereon, contains restrictions on transfer of shares held by the parties to the agreement. The Investors' Agreement also provides to the THL Entities and the Management Investors certain preemptive rights and limits the ability of the DLJ Entities, CEA, the ML Entities and the Management Investors to purchase Common Stock other than in accordance with the preemptive rights provisions of the agreement.

     The Investors' Agreement provides certain registration rights to the THL Entities which permit the THL Entities to require the Company to register for sale under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock held by the THL Entities. The THL Entities may not require more than six such registrations. Following the sale by the THL Entities of more than 20% of Common Stock directly or indirectly held by them, the Management Directors may require the Company to register for sale under the Securities Act Common Stock held by them. The Investors' Agreement provides "piggyback" registration rights to the remaining parties to the agreement. Under the terms of the Investors' Agreement, the Company may not grant registration rights to third parties which conflict with or reduce the registration rights provided to the parties to the Investors' Agreement.

     The Company, The Chase Manhattan Bank, Merrill Lynch Capital Corporation and DLJ Capital Funding, Inc. are parties to a credit agreement dated January 21, 1998 (the "Credit Agreement") providing for a $294.8 million term loan and a $175 million revolving credit facility. The proceeds of the term loan and a portion of the proceeds of the revolving credit facility were used to fund the Company's recapitalization. The Chase Manhattan Bank will act as administrative agent for the syndicate of lenders providing the facility and Merrill Lynch Capital Corporation and DLJ Capital Funding, Inc. will act as syndicate agent and documentation agent, respectively.

     Borrowings made under the revolving credit facility bear interest at a rate equal to, at Fisher's option, LIBOR plus 225 basis points, or the Prime Rate plus 125 basis points. The "Prime Rate" is a fluctuating interest rate equal to the higher of (i) the rate of interest announced publicly by a reference bank as its prime rate and (ii) a rate equal to 1/2% of 1% per annum above the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers.

     Tranche A of the term facility bears interest at a rate equal to, at Fisher's option, LIBOR plus 225 basis points or the Prime Rate plus 125 basis points; Tranche B of the term facility bears interest at a rate equal to, at Fisher's option, LIBOR plus 250 basis points or the Prime Rate plus 150 basis points; and Tranche C of the term facility bears interest at a rate equal to, at Fisher's option, LIBOR plus 275 basis points or the Prime Rate plus 175 basis points.

     The LIBOR and Prime Rate margins will be subject to reductions, based on various tests of the Company's financial performance. Prime Rate interest will be payable monthly in arrears. LIBOR interest will be payable in arrears at the earlier of (i) the end of the applicable interest period and (ii) quarterly. LIBOR borrowings are available in 1-, 2-, 3- or 6-month interest periods. The revolving credit facility expires six (6) years from the Effective Time. The Tranche A, B and C facilities amortizes semi-annually and mature 6, 7 and 7.75 years, respectively, after the Effective Date.

     The obligations of the Company and the subsidiary borrowers under the credit agreement are secured by substantially all assets of the Company and each of its material domestic subsidiaries, as well as a pledge of the capital stock of each domestic subsidiary of the Company, each foreign subsidiary borrower and each of its subsidiaries, and 65% of the capital stock of each other foreign subsidiary of the Company which is a direct subsidiary of the Company or of a domestic subsidiary of the Company and is guaranteed by each material domestic subsidiary of the Company.

     The Credit Agreement contains customary covenants of the Company, including, without limitation, restrictions on (i) indebtedness, (ii) the sale of assets, (iii) mergers, acquisitions and other business combinations, (iv) voluntary prepayment of certain debt of the Company, (v) transactions with affiliates, (vi) capital expenditures and (vii) loans and investments, as well as prohibitions on the payment of cash dividends to, or the repurchase or redemption of stock from, shareholders, and various financial covenants. Pursuant to the terms of the Credit Agreement, and subject to applicable grace periods, in certain circumstances, the Company would be in default upon the nonpayment of principal or interest when due under such agreement or, upon the nonfulfillment of the covenants described above, certain changes in control of the ownership of the Company or various other defaults described therein. If such a default occurs, the lenders under the Credit Agreement would be entitled to take all actions permitted to be taken by a secured creditor under the Uniform Commercial Code and to accelerate the amounts due under the Credit Agreement and may require all such amounts to be immediately paid in full. Loans under the Term Facility are required to be prepaid with 50% of excess cash flow (defined in the Credit Agreement and subject to certain limits specified therein) and certain equity issuances of Fisher, and 100% of net-cash proceeds of certain asset sales and certain debt issuances of Fisher.

     The Company, Merrill Lynch & Co., DLJ and Chase Securities Inc. (the "Initial Purchasers") are parties to a purchase agreement dated January 13, 1998 (the "Note Purchase Agreement") relating to the Company's 9% Senior Subordinated Notes due 2005 (the "9% Notes"), the proceeds of which were used to fund the Company's recapitalization. The Note Purchase Agreement provides that the Company will indemnify the Initial Purchasers against certain liabilities, including certain liabilities under the Securities Act, and will contribute to payments that the Initial Purchasers may be required to make in respect thereof.

     In connection with the purchase and sale of the 9% Notes, the Company and the Initial Purchasers entered into a Registration Rights Agreement dated as of January 21, 1998 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company filed with the SEC an exchange offer registration statement and has agreed to keep the exchange offer registration statement effective until the closing of the exchange offer, and to cause the exchange offer to be consummated within 165 days of the original issue date of the 9% Notes.


     The Company entered into a five year Receivables Securitization Facility pursuant to which a subsidiary of the Company sold approximately $220 million of accounts receivable to a newly formed wholly-owned bankruptcy remote special purpose subsidiary which in turn initially transferred $150 million of receivables to Park Avenue Receivables Corp. ("PARCO"), a special purpose corporation formed by The Chase Manhattan Bank. The Chase Manhattan Bank acts as funding agent and with other commercial banks acceptable to PARCO provides liquidity funding to PARCO for the purchase of the receivables from the Company's receivables subsidiary.


     The Company has entered into the Montrone Employment Agreement and the Meister Employment Agreement. The Montrone Employment Agreement and the Meister Employment Agreement provide for a five-year evergreen term and provide for an annual base salary of $540,000 and $360,000 for Messrs. Montrone and Meister, respectively, and bonus compensation for Messrs. Montrone and Meister of at least $475,000 and $315,000, respectively. The Company has also agreed to provide to certain of its officers and key employees, in the event of termination without cause, severance benefits of 2 years compensation.

                  PROPOSAL TO AMEND THE COMPANY'S AMENDED AND
                     RESTATED CERTIFICATE OF INCORPORATION
               TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

     The Board has unanimously approved an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized shares of Common Stock, $0.01 par value per share, from 50,000,000 to 100,000,000 and recommends that the Company's stockholders approve the amendment.

     The full text of Article FOURTH reflecting this amendment is attached to this proxy statement as Exhibit B. The following description of the amendment is qualified in its entirety by reference to Exhibit B.

     The additional shares of Common Stock for which authorization is sought would have the same rights and privileges as Common Stock presently outstanding. Holders of Common Stock have no preemptive rights to subscribe to or for any additional shares of the Company except that pursuant to the Investors' Agreement the THL Entities and the Management Investors have preemptive rights to purchase additional shares of the Company issued under certain circumstances.


     As of April 13, 1998, 35,988,645 shares of Common Stock were outstanding, 4,035,290 were reserved for issuance upon conversion of the non-voting common stock issued and outstanding, 2,583,315 were reserved for issuance upon conversion of outstanding warrants to purchase Common Stock and 6,170,368 shares of Common Stock were reserved for issuance upon exercise of existing options to purchase Common Stock. Consequently, only 1,222,382 shares of Common Stock remain available for issuance without stockholder action.


     Although the Board has no present plan, arrangement, proposal, agreement or understanding which would result in the sale or issuance of additional Common Stock other than those described above or pursuant to existing employee benefit plans, the Board believes that the number of shares of Common Stock available for issuance is insufficient to meet the future needs of the Company.

REASON FOR AND EFFECTS OF THE PROPOSED AMENDMENT

     The Board believes it is desirable to have the additional authorized but unissued Common Stock available for possible future share dividends or splits, employee benefit programs, financing and acquisition transactions and other general corporate purposes. On April 1, 1998, the Company issued shares of Common Stock to stockholders of record on March 19, 1998 pursuant to a 5-for-1 stock split. While there can be no assurance that any dividend, split, financing, acquisition or other transaction or program will occur or be implemented in the future, the Board wishes to have Common Stock available for such purposes if conditions warrant. If authorized by stockholders, such additional authorized but unissued Common Stock would be available for issuance without further action by the stockholders, unless such action is required by applicable law or the rules of the New York Stock Exchange, NASDAQ or any other stock exchange on which the Company's securities may be listed or traded.

     The affirmative vote of holders of a majority of the outstanding Common Stock is required to adopt the proposed amendment to the Company's Amended and Restated Certificate of Incorporation. Currently, a majority of the Company's Common Stock is held by the THL Entities and parties to the Investors' Agreement, including the THL Entities, hold more than 90% of the outstanding Common Stock. As a result, the proposed amendment will be approved even if the Company's other public stockholders vote against the proposed amendment. Proxies marked "abstain" and broker non-votes will have the same effect as voting against the proposal.

          PROPOSAL TO APPROVE THE FISHER SCIENTIFIC INTERNATIONAL INC.
                         1998 EQUITY AND INCENTIVE PLAN

     The Board has approved and adopted, subject to shareholder approval, the Fisher Scientific International Inc. 1998 Equity and Incentive Plan (the "1998 Plan"). The 1998 Plan is intended to afford an incentive to selected employees and independent contractors of the Company or any subsidiary or affiliate that now exists or hereafter is organized or acquired, to continue as employees or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business.

     The Plan is intended to provide performance-based compensation so as to be eligible for compliance with Section 162(m) of the Code which, generally, limits the deduction by an employer for compensation of certain covered employees. Under Section 162(m) of the Code, certain compensation, including compensation based on the attainment of performance goals, may be disregarded for purposes of this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the stockholders in a separate vote prior to the payment. Accordingly, if the 1998 Plan is approved by the stockholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, compensation paid to covered employees pursuant to the Plan will be deductible under Section 162(m) of the Code. Each of the THL Entities, ML Entities, DLJ Entities and CEA, which together own approximately 86% of the outstanding Common Stock, have agreed to vote their shares in favor of approval of the 1998 Plan. Consequently, the 1998 Plan will be approved even if a majority of the Company's other public shareholders vote against it.

GENERAL

     The Plan provides for the granting of awards to such employees and consultants of the Company as the committee established by the Board to administer the Plan (the "Committee") may select from time to time. The Plan provides for an aggregate of not more than 10,000,000 shares of Common Stock (adjusted to give effect to a 5-for-1 stock split payable on April 1, 1998, to stockholders of record March 19, 1998) to be reserved for issuance under the Plan, subject to adjustment as described below. Such shares may be authorized but unissued shares of Common Stock or authorized and issued Common Stock held in the Company's treasury. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under the Plan. No more than 5,000,000 shares of Common Stock may be awarded to any individual under the Plan. In the event that the Committee determines that any dividend or other distribution, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event affects the Common Stock such that an adjustment would be appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan, then the Committee may make such equitable changes or adjustments as it deems necessary to the number and kind of shares of Common Stock or other property (including cash) which may thereafter be issued in connection with awards, the limit on individual awards, the number and kind of shares of Common Stock subject to each outstanding award, the performance goals related to an award and the exercise price, grant price or purchase price of each award.


     Awards under the Plan may be made in the form of (a) options intended to be and designated as incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") (b) options designated as non-qualified stock options ("Non-Qualified Stock Options") (Incentive and Non-Qualified Stock Options are collectively referred to as "options"), (c) stock appreciation rights, (d) certain shares of stock subject to transferability and other restrictions ("Restricted Stock"), (e) rights granted to receive Restricted Stock, (f) rights granted to receive cash, stock or other property equal in value to dividends paid with respect to a specified number of shares of stock and (g) other cash- and stock-based awards ("Other

Awards"). Awards may be granted to such employees and consultants of the Company and its subsidiaries as the Committee may select in its discretion.

     The Plan is expected to be administered by the Committee. The composition of the Committee will, at all times, satisfy the provisions of Section 162(m) of the Code. The Committee will be authorized, among other things, to construe, interpret and implement the provisions of the Plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Plan.

AWARDS UNDER THE PLAN

  Stock Options

     Options awarded pursuant to the Plan will become exercisable at such times and upon such conditions as the Committee may determine. The Committee will determine each option's expiration date; provided, however, that no incentive stock option may be exercised more than ten years after the date of grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Committee; provided, however, that unless the Committee determines otherwise, the option exercise price may not be less than the fair market value of a share of Common Stock on the date of grant. The option exercise price will be payable by any one of the following methods or a combination thereof: (a) cash; (b) by surrender of shares of Common Stock held at least six months by the participant and having a fair market value on the date of the exercise equal to the option exercise price; (c) by having shares of Common Stock with a fair market value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer; or
(d) by such other method as the Committee may determine.

  Stock Appreciation Rights

     Stock appreciation rights may be granted in connection with all or part of, or independently of, any option granted under the Plan. Unless the Committee determines otherwise, a stock appreciation right granted in tandem with any stock option will be exercisable only when and to the extent the option to which it relates is exercisable. The grantee of a stock appreciation right will have the right to surrender the stock appreciation right and receive from the Company, in cash, an amount equal to the excess of the fair market value of a share of Common Stock over the exercise price of the stock appreciation right for each share of Common Stock in respect of which such stock appreciation right is being exercised.

  Restricted Stock

     The Committee may grant restricted shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions as the Committee may determine in its discretion. Awards of Restricted Stock may be made contingent upon the attainment by the Company of one or more pre-established performance goals established by the Committee. The performance goals may consist of the attainment by the Company (and/or its subsidiaries or divisions if applicable) of targets based upon any one or more of the following criteria: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Common Stock price appreciation and
(viii) implementation or completion of critical projects or processes.

  Other Awards

     Other awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to other awards under the Plan. Subject to the provisions of the Plan, the

Committee is expected to have the sole and complete authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of Common Stock to be granted pursuant to such other awards and all other conditions (including performance goals, if any) of such other awards.

OTHER FEATURES OF THE PLAN

     In the event of a change in control, all outstanding awards will become fully vested and/or immediately exercisable, unless otherwise determined by the Committee at the time of the grant and evidenced in an award agreement. In addition, it is expected that the plan will provide that each holder of an option or stock appreciation right may receive, in connection with such option or stock appreciation right, a "limited stock appreciation right," or "LSAR." An LSAR is a right that is exercisable during the period of 90 days following a Change in Control. Upon exercise, the holder surrenders his or her option or stock appreciation right, generally in exchange for a cash payment equal to the excess of the Change in Control Price over the exercise price for the option or stock appreciation right. In the case of Incentive Stock Options, the cash payment would equal the excess of the fair market value of the underlying stock on the date of exercise of the LSAR over the exercise price. In addition, an Award Agreement may provide that in the event the Change in Control transaction was intended to be accounted for as a pooling of interests, the Committee could elect to deliver stock in lieu of the cash payment to preserve such pooling treatment.

     It is expected that the Plan will provide that the Company may make loans to option holders in connection with the exercise of options, secured by Common Stock having a value equal to the principal amount of the loan. The amount of any such loan may not exceed the fair market value of the stock purchased in such exercise.

     It is expected that the Plan will provide that the Board may suspend, revise, terminate or amend the Plan at any time; provided, however, that no such action may, without the consent of a participant, adversely affect the participant's rights under any outstanding award.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a brief summary of certain U.S. federal income tax consequences under current federal income tax laws relating to awards under the Plan to be approved. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

  Non-Qualified Stock Options

     An optionee will not recognize any taxable income upon the grant of a Non-Qualified Stock Option. The Company will not be entitled to a tax deduction with respect to the grant of a Non-Qualified Stock Option. Upon exercise of a Non-Qualified Stock Option, the excess of the fair market value of the Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the Common Stock received pursuant to the exercise of a Non-Qualified Stock Option will equal the sum of such compensation income and the exercise price. The optionee's holding period in the Common Stock received upon the exercise of a Non-Qualified Stock Option immediately after such Common Stock is acquired.

     In the event of a sale, exchange or other distribution of Common Stock received upon the exercise of a Non-Qualified Stock Option, any appreciation or depreciation after the exercise date generally will constitute as capital gain or loss. Pursuant to recently enacted legislation, any such capital gain should be subject to a maximum U.S. federal income tax rate of (A) 20% if the optionee's holding period in such stock was more than 18 months at the time of such sale, exchange or other disposition and (B) 28% if the optionee's holding period in such stock was more than one year but not more than 18 months at the time of such sale, exchange or other disposition.

  Incentive Stock Options

     An optionee will not recognize any taxable income at the time of grant or timely exercise of an Incentive Stock Option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an Incentive Stock Option may, however, give rise to taxable compensation income, and a tax deduction to the Company, if the Incentive Stock Option is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below.

     A sale or exchange by an optionee of shares acquired upon the exercise of an Incentive Stock Option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the Incentive Stock Options will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of the grant of the Incentive Stock Option or within one year from the date of transfer of the Incentive Stock Option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Stock Option and (ii) the amount realized on such disqualifying disposition of the shares over (b) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will generally be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will constitute as capital gain or loss and will not result in any deduction by the Company.

  Restricted Stock

     A grantee will not recognize any taxable income upon the receipt of Restricted Stock unless the grantee elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the Restricted Stock at the time of receipt, less any amount paid for the shares. If the election is made and the Restricted Stock is returned to the Company, the holder will not be allowed a deduction except to the extent of the amount, if any, paid by the holder for such Restricted Stock, and such amount will be treated as a capital loss. If the election is not made, the holder will generally recognize ordinary income on the date that the restrictions to which the Restricted Stock are subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. If an election under Section 83(b) of the Code is not made, the grantee's holding period in the Fisher Common Stock will begin immediately after the restrictions to which the Restricted Stock are subject are removed. If such an election is made, the grantee's holding period in the Fisher Common Stock will begin immediately after the date such Restricted Stock is transferred.

     Generally, upon a sale, exchange or other disposition of Restricted Stock with respect to which the holder has previously made a Section 83(b) election or the restrictions were previously removed, the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's tax basis in such shares. Pursuant to recently enacted legislation, any such capital gain should be subject to a maximum U.S. federal income tax rate of (A) 20% if the grantee's holding period in such stock was more than 18 months at the time of such sale, exchange or other disposition and

(B) 28% if the grantee's holding period in such stock was more than one year but not more than 18 months at the time of such sale, exchange or other disposition.

  Stock Appreciation Rights

     The grant of a stock appreciation right will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

  Other Types of Awards

     Other types of awards under the Plan generally would result in taxable ordinary income to the grantee, the amount and timing of which would depend upon the terms and conditions of the particular award. The Company would generally be entitled to a corresponding tax deduction.

  Tax Consequences of Change in Control

     The accelerated vesting of awards under the Plan in connection with a Change in Control could cause award holders to be subject to the federal excise tax on "excess parachute payments" and cause a corresponding loss of deduction on the part of the Company. In addition, options that otherwise qualified as Incentive Stock Options could be treated as Non-Qualified Options as a result of such accelerated vesting. Finally, the exercise of an LSAR with respect to an Incentive Stock Option would be treated as a disqualifying disposition, with the consequences described above.

  Awards

     Subject to Board and stockholder approval of the Plan (as described above), the Company has granted the following awards pursuant to the Plan.

  Vesting Options


     At the Effective Time, subject to stockholder approval, the Company granted options to purchase shares of Common Stock under the 1998 Plan (the "Vesting Options") having an exercise price of $9.65 per share, as follows: Mr. Montrone, 1,348,626, Mr. Meister, 812,302; Mr. Maiorani, 76,474; Mr. Sasso, 0; Mr. DuChene 61,600; all current executive officers as a group 2,381,493; and all employees (other than current executive officers) as a group, 1,379,210. The option grants reflect the option conversion program whereby each Fisher employee electing to convert the spread value of existing options into Common Stock and to retain Common Stock in the Merger, were granted options to purchase as additional shares 0.6 shares of Common Stock for each share of Common Stock so converted or retained. The number of options granted solely on the basis of the option conversion program were: Mr. Montrone, 1,348,626; Mr. Meister, 712,302; Mr. Maiorani, 36,474; Mr. Sasso, 0; and Mr. DuChene, 21,600; all current executive officers as a group, 2,151,819 and all employees (other than current executive officers) as a group, 617,775. Unless otherwise provided in an existing employment agreement or option agreement, the Vesting Options will vest in equal installments on each of the first five anniversaries of the date of grant.


  Executive Performance Options

     At the Effective Time, subject to stockholder approval, the Company granted options to purchase an aggregate of 516,665 shares of Common Stock (measured on a fully diluted basis) to Messrs. Montrone and Meister (the "Executive Performance Options"). The Executive Performance Options will be fully vested on the date of grant and have an exercise price per share equal to $28.95. A cashless exercise procedure will also be available to Messrs. Montrone and Meister with respect to the Executive Performance Options. The Executive Performance Options will have a ten-year term, during which Messrs. Montrone and Meister will each have the right (the "put right") to require the Company to repurchase all of the Performance Vesting Options for a cash purchase price equal to $10 million. If the put right is exercised, the executive will not receive the purchase price for one year after the date of the exercise of the right, and no interest will be paid with respect to the $10 million payment during such year. The Company will have a corresponding right to require Messrs. Montrone or Meister, as the case may be, to sell the Executive Performance Options to the Company for a cash purchase price of $10 million, at any time after Mr. Montrone or Mr. Meister, as the case may be, ceases to be employed by the Company.

     Both the Executive Vesting Options and the Executive Performance Options will be entitled to certain anti-dilution protections, which will apply upon the occurrence of certain events affecting Common Stock during the term of such options, as set forth in the respective option agreements. Shares of Common Stock acquired upon the exercise of Executive Vesting Options and Executive Performance Options will be subject to certain restrictions on transfer, as set forth in the applicable option agreement.

  Management Performance Options


     At the Effective Time, subject to stockholder approval, the Company granted options to purchase shares of the Common Stock having an exercise price of $19.30 per share as follows: Mr. Montrone, 300,000; Mr. Meister 125,000; Mr. Maiorani 110,000; Mr. Sasso, 0; Mr. DuChene, 60,000; all current executive officers as a group 665,000; and all employees (other than current executive officers) as a group, 1,228,000. The Management Performance Options will vest upon a change of control of the Company if the Company has achieved the performance targets to be determined by the Committee, and will otherwise will vest on the ninth anniversary of the award date if no change of control has occurred. The exercise price per share of the Management Performance Options are $19.30 per share. The Board of Directors believes that attracting and retaining key employees is essential to the Company's growth and success. In addition, the Board believes that the long term success of the Company is enhanced by a competitive and comprehensive compensation program, which may include tailored types of incentives designed to motivate and reward such persons for outstanding service, including awards that link compensation to applicable measures of the Company's performance and the creation of shareholder value. Such awards should help the Company to attract and retain key employees and enable such persons to acquire and/or increase their proprietary interest in the Company and thereby align their interests more closely with the interests of the Company's stockholders.


     Approval of the 1998 Plan requires the affirmative vote of a majority of all shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote on the matter. Because the holders of a majority of the outstanding shares of Common Stock have agreed to vote in favor of the 1998 Plan, the 1998 Plan will be approved even if a majority of the Company's other shareholders vote against it. Proxies marked "abstain" will have the same effect as voting against the proposal, but broker non-votes will have no effect on the outcome of the proposal.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 1998 PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee of the Board, the Board has appointed Deloitte & Touche LLP as the Company's independent auditors for the 1998 fiscal year and hereby requests that the stockholders ratify such appointment.

     THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

                SUBMISSION OF PROPOSALS FOR 1999 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at Fisher's annual meetings, consistent with regulations adopted by the SEC and the By-laws of the Company. Proposals to be considered for inclusion in the proxy statement for the 1999 Annual Meeting of Stockholders must be received by Fisher at its principal executive offices not later than December 18, 1998. Proposals should be directed to the attention of the Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842.

                                 ANNUAL REPORT

     The Annual Report to Stockholders of the Company for the year 1997 and this proxy statement are being mailed together to all stockholders of the Company of record on April 13, 1998, the record date for voting at the Annual Meeting.

                                            By Order of the board of Directors,

                                            TODD M. DUCHENE
                                            Vice President --

                                            General Counsel and Secretary


April 17, 1998

     THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE BY WRITTEN REQUEST FROM THE OFFICE OF THE SECRETARY, FISHER SCIENTIFIC INTERNATIONAL INC., LIBERTY LANE, HAMPTON, NH 03842.

                                   EXHIBIT A

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         1998 EQUITY AND INCENTIVE PLAN


     The purposes of the 1998 Equity and Incentive Plan of Fisher Scientific International Inc. (the "Plan") are to afford an incentive to selected employees and independent contractors of Fisher Scientific International Inc. (the "Company") or any Subsidiary or Affiliate that now exists or hereafter is organized or acquired, to continue as employees or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business. Pursuant to the Long-Term Incentive Program described herein, there may be granted stock options (including "incentive stock options" and "non-qualified stock options"), stock appreciation rights (either in connection with stock options granted under the Plan or independently of stock options), restricted stock, restricted stock units, dividend equivalents and other long-term stock- or cash-based Awards, and pursuant to the Annual Incentive Bonus Program described herein, there may be granted short-term stock- or cash-based Awards. The Plan also provides the authority to make loans to exercise stock options or otherwise purchase shares of stock. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code may comply with such requirements and insofar as may be applicable to such Awards, the Plan shall be interpreted in a manner consistent with such requirements.


     For purposes of the Plan, the following terms shall be defined as set forth below: "Affiliate" means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act. "Award" means any Option, SAR, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award or Other Cash-Based Award granted under the Plan. "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions Section 162(m) of the Code. Each member of the Committee shall be a Non-Employee Director as defined in Rule 16b-3 under the Exchange Act.

     "Company" means Fisher Scientific International Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

     "Dividend Equivalent" means a right, granted to a Grantee under Section 6(b)(v), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

     "Effective Date" means the date that the Plan was adopted by the Board.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

     "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean, if public shareholders hold, as of the last day of the prior fiscal quarter, shares of Stock worth $100,000,000 or more (as determined by the Committee), (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or if public shareholders do not hold, as of the last day of the prior fiscal quarter, shares of Stock worth more than $100,000,000 or if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith.

     "Grantee" means a person who, as a an employee of or independent contractor with respect to the Company, a Subsidiary or an Affiliate, has been granted an Award or Loan under the Plan.

     "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

     "Loan" means the proceeds from the Company borrowed by a Grantee under
Section 8 of the Plan.


     "NQSO" means any Option that is designated as a non-qualified stock option.


     "Option" means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO; provided that ISOs may be granted only to employees of the Company or a Subsidiary.

     "Other Cash-Based Award" means an Award under the Annual Incentive Bonus Program or the Long-Term Incentive Program, which Award is not denominated or valued by reference to Stock, including an Award which is subject to the attainment of Performance Goals or otherwise as permitted under the Plan.

     "Other Stock-Based Award" means an Award under the Long-Term Incentive Program that is denominated or valued in whole or in part by reference to Stock, including, but not limited to (1) restricted or unrestricted Stock awarded subject to the attainment of Performance Goals or otherwise as permitted under the Plan, and (2) a right granted to a Grantee to acquire Stock from the Company for cash and/or the proceeds of a Loan.

     "Performance Goals" means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Stock price appreciation and (viii) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

     "Plan" means this Fisher Scientific International Inc. 1998 Equity and Incentive Plan, as amended from time to time.

     "Plan Year" means a calendar year.

     "Restricted Stock" means an Award of shares of Stock to a Grantee under
Section 6(b)(iii) that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).

     "Restricted Stock Unit" means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).

     "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

     "Stock" means shares of the common stock, par value $0.01 per share, of the Company.

     "SAR" or "Stock Appreciation Right" means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

     "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     At the discretion of the Board, the Plan shall be administered either (i) by the Board or (ii) by the Committee. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting.

     Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards and make Loans; to determine the persons to whom and the time or times at which Awards shall be granted and Loans shall be made; to determine the type and number of Awards to be granted and the amount of any Loan, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award or Loan; to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to designate Affiliates; to construe and interpret the Plan and any Award or Loan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements and any promissory note or agreement related to any Loan (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any or Award Agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

     ISOs shall be granted only to key employees (including officers and directors who are also employees) of the Company, its parent or any of its Subsidiaries. All other Awards may be granted to officers, independent contractors, key employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates.

     No ISO shall be granted to any employee of the Company, its parent or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

     The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan shall be 2,000,000 subject to adjustment as provided herein. No more than 1,000,000 shares of Stock may be awarded in respect of stock-based awards (including Options, SARs, Restricted Stock and Restricted Stock Units) to a single individual over the term of the Plan, which number shall be subject to adjustment as provided herein. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards or awards, such related Awards or awards shall be canceled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

     Except as provided in an Award Agreement, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, (iv) the Performance Goals and (v) the individual limitations applicable to Awards.

     The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

     Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

     Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

     Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

     Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of an NQSO per share of Stock be less than 50% of the Fair Market Value of a share of Stock as of the date of grant of such NQSO, and in event shall the exercise price of an ISO per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such ISO. The purchase price of the Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise, or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan. In addition, any amount necessary to satisfy applicable federal, state or local tax requirements shall be paid promptly upon notification of the amount due. The Committee may permit such amount to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of cash and shares of such Stock.

     Term and Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent. No partial exercise may be made for less than one hundred (100) full shares of Stock.

     Termination of Employment, etc. Unless provided to the contrary in the applicable Award Agreement:except as set forth herein or in II or III below, an Option may not be exercised unless the Grantee is then in the employ of, maintains a independent contractor relationship with, or is a director of, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which
Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided that, (i) the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option, and

(ii) the Committee may determine, in its sole discretion, to allow the exercise of any Option in any individual case after the termination of the employment or other relationship, but in any event, such exercise shall not be allowed after the expiration date of such Option.

     If the Grantee's employment or service terminates because the Grantee has died, retired from the Company at his or her normal retirement date under the Company's qualified retirement plan or become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such Grantee's Options (to the extent then exercisable) shall remain outstanding until the earlier of (i) one year from the date Grantee's employment or service terminates, and (ii) expiration of the term of the Option.

     If the Grantee's employment or service terminates other than for cause, such Grantee's Options (to the extent then exercisable) shall remain outstanding until the earlier of (i) three months from the date Grantee's employment or service terminates, and (ii) expiration of the term of the Option.

     Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

     SARs. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

     In General. Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

     SARs. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

     Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

     Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, upon the attainment of Performance Goals. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

     Forfeiture. Upon termination of employment or service during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

     Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the

Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

     Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

     Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

     Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. The Committee may condition the vesting and/or payment of Restricted Stock Units, in whole or in part, upon the attainment of Performance Goals.

     Forfeiture. Upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

     Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Grantees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

     Other Stock- or Cash-Based Awards. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon the attainment of certain Performance Goals, so long as such goals relate to periods of performance in excess of one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. The maximum payment that any Grantee may receive pursuant to Cash-Based Award granted under this paragraph in respect of any performance period shall be $750,000. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a "covered employee" within the meaning of
Section 162(m) of the Code (a "Covered Employee"), increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made prior to the certification by the Committee that any applicable Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code with respect to any Award intended to comply therewith.

     Change in Control Provisions. Except as set forth in an Award Agreement, upon the occurrence of a Change in Control (as hereinafter defined), any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested and the restrictions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested, and any Performance Goals imposed with respect to Awards shall be deemed to be fully achieved. Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, the purchaser(s) of the Company's assets or stock may, in his, her, or its discretion, deliver to the Grantee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding Options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the higher of (i) the Fair Market Value of those shares of stock or other securities the Grantee would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the exercise price therefor, and (ii) the Fair Market Value of those shares of stock or other securities the Grantee would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made immediately following such sale, conveyance or Change in Control, less the exercise price therefor. A "Change in Control" shall be deemed to have occurred if (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than ten percent (10%) of the then outstanding Common Stock of the Company, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the Company's Common Stock outstanding, or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 22, 1998, constitute the Board (as such individuals are identified on Schedule III to the Investors' Agreement dated January 21, 1998 among Fisher Scientific International, Inc., Thomas H. Lee Equity Fund III, L.P. and certain other persons named therein) and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the January 22, 1998 or whose appointment, election or nomination for election was previously so approved or recommended.


     Upon dissolution or liquidation of the Company, all Options and other Awards granted under this Plan shall terminate, but each Grantee shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Option to the extent then exercisable.

     Loan Provisions. Subject to the provisions of the Plan and all applicable federal and state laws, rules and regulations, the Committee shall have the authority to make Loans to Grantees (on such terms and conditions as the Committee shall determine), to enable such Grantees to purchase shares of Stock. Loans shall be evidenced by a promissory note or other agreement, signed by the borrower, which shall contain provisions for repayment and such other terms and conditions as the Committee shall determine.

     General Provisions. Nontransferability. Unless otherwise determined by the Committee or provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. Any Award shall be null and void and without effect upon the bankruptcy of the Grantee to whom the Award is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such Award.

     No Right to Continued Employment, etc. Nothing in the Plan or in any Award or Loan granted or any Award Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee's employment or service.

     Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

     Stockholder Approval; Amendment and Termination. The Plan shall take effect on the Effective Date but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of the Company, which approval must occur within twelve (12) months of the date that the Plan is adopted by the Board. In the event that the stockholders of the Company do not ratify the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan or Award Agreement in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award or Loan theretofore granted under the Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Effective Date. No Awards shall be granted under the Plan after such termination date.

     No Rights to Awards or Loans; No Stockholder Rights. No Grantee shall have any claim to be granted any Award or Loan under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

     Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

     No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

REGULATIONS AND OTHER APPROVALS

     The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

     In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

     Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

                                   EXHIBIT B

     FOURTH: The total number of shares of which the Corporation shall have authority to issue is 115,000,000 shares, of which 100,000,000 shall be Common Stock, par value $0.01 per share (the "Common Stock"), and 15,000,000 shares shall be Preferred Stock, par value $0.01 per share (the "Preferred Stock").

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         ANNUAL MEETING, MAY 12, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Messrs. Paul M. Montrone, Paul M. Meister and Todd M. DuChene, each with power of substitution, are hereby authorized to vote all shares of common stock of Fisher Scientific International Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Fisher Scientific International Inc. to be held on Tuesday, May 12, 1998 and at any adjournments, as specified on reverse side.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

              (PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE
         REVERSE SIDE HEREON AND RETURN IT IN THE ENCLOSED ENVELOPE.)



                              FOLD AND DETACH HERE


A VOTE FOR PROPOSALS 1, 2, 3 AND 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS.                  PLEASE MARK
                                                                                              YOUR VOTES AS   [X]
                                                                                              INDICATED IN
                                                                                              THIS EXAMPLE.

1.  Election of Directors for the term expiring at the Annual Meeting in 2001.           2. Approve and adopt an amendment to the
                                                                                            Company's Restated Certificate of
   FOR each  WITHHOLD AUTHORITY   Nominees: Robert A. Day, Michael D. Dingham and           incorporation to increase the authorized
   nominee    to vote for each              Kent R. Weldon                                  number of shares of Common Stock from
   listed      nominee listed     (Instructions: To withhold authority to vote for          50,000 to 100,000,000.
                                  any individual nominee, write the nominee's name
    [ ]             [ ]           on the space provided below.)                               FOR     AGAINST    ABSTAIN
                                  ________________________________________________            [ ]       [ ]        [ ]


3.  Approve the Company's 1998   4. Ratify the appointment of Deloitte & Touche LLP      5. In their discretion, on such other
    Equity and Incentive Plan.      as independent public auditors of the Company.          business as may properly come
                                                                                            before the meeting.
    FOR     AGAINST    ABSTAIN             FOR     AGAINST    ABSTAIN
    [ ]       [ ]        [ ]               [ ]       [ ]        [ ]

                                                                            A MAJORITY (OR IF ONLY ONE, THEN THAT ONE) OF THE ABOVE
                                                                            PERSONS OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND
                                                                            ACTING AT THE MEETING SHALL HAVE THE POWERS CONFERRED
                                                                            HEREBY.


                                                                            Dated: _______________________________________ , 1998

                                                                            _____________________________________________________

                                                                            _____________________________________________________

                                                                            Signature of Stockholder(s) -- please sign name exactly
                                                                            as imprinted (do not print). Please indicate any change
                                                                            of address.

                                                                            NOTE: Executors, administrators, trustees and others
                                                                            signing in a representative capacity should indicate the
                                                                            capacity in which they sign. If shares are held jointly,
                                                                            EACH holder should sign.

                                                                            PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

                              FOLD AND DETACH HERE